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                                                             EXHIBIT 10.14(c)



                 FIRST AMENDMENT TO THE SPONSORS' AGREEMENT

This First Amendment to the Sponsors' Agreement (the "Amendment") is effective as of the 2nd day of August, 1993 by and between Lumbermens Mutual Casualty Company, an Illinois mutual property casualty insurance company ("Lumbermens") and Kemper Corporation, a Delaware corporation ("Kemper").

Whereas, Lumbermens and Kemper entered into a Sponsors' Agreement dated as of April 1, 1991, in connection with the formation and operation of Kemper Risk Management Services, a general partnership (the "Partnership"); and

Whereas, Kemper National Services, Inc., a subsidiary of Lumbermens, and National Loss Control Service Corporation ("NATLSCO"), a subsidiary of Kemper, were the general partners in the Partnership; and

Whereas, Lumbermens and Kemper are entering into an agreement wherein Lumbermens would acquire all the capital stock of NATLSCO and another Kemper subsidiary in exchange for Kemper Common stock (the "Exchange Agreement"); and

Whereas, it is a condition to the execution, delivery and performance of the Exchange Agreement by Lumbermens that the Sponsors' Agreement be amended.

Now Therefore, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Article I, Section 1.2 of the Sponsors' Agreement is hereby deleted in its entirety.

     2. Article I, Section 1.3 of the Sponsors' Agreement is hereby amended and restated to read as follows:

               "Each Sponsor, for itself and its affiliates, agrees during the term of the partnership not to engage in the risk management business."

     3. Article I, Section 1.4 of the Sponsors' Agreement is hereby deleted in its entirety.

     4. Article I, Section 1.5(b) of the Sponsors' Agreement is hereby deleted in its entirety.

     5. Article II of the Sponsors' Agreement is hereby deleted in its entirety.

     6. Article IV, Section 4.1 of the Sponsors' Agreement is hereby amended and restated to read as follows:

               "Kemper shall cause its employees who serve on the Partnership Board of Directors to resign as

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               of the effective date of this Amendment.  Not-
               withstanding anything to the contrary in the Sponsors or Partnership Agreements, Kemper shall have no further rights with respect to the appointment or removal of members of the Partnership Board of Directors."

     7. Article IV, Section 4.3(b) of the Sponsors' Agreement shall be amended and restated as follows:

               "The Partnership Dispute Resolution Panel shall be composed of three members, each appointed by the Chief Executive Officer ("CEO") of Lumbermens. The panel members shall consist of those members of Lumbermens' management that the CEO, in his sole discretion, may designate."

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written.

                                   LUMBERMENS MUTUAL CASUALTY COMPANY



                                   By:  /s/ W. L. White

                                   Title:  _____________________



                                   KEMPER CORPORATION



                                   By:  /s/ J. H. Fitzpatrick

                                   Title  ______________________


GCP/df
3693-3